EXHIBIT 10.5.3
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             AMENDMENT NO. 3 TO EMPLOYMENT CONTRACT


      AGREED, as of the 13th day of June 1996, between the Federal Agricultural Mortgage Corporation (FAMC) and Charles M. Lewis (you), that the existing employment contract between the parties hereto, dated April 29, 1994, as amended by Amendment No. 1 to Employment Contract dated as of June 1, 1995 and Amendment No. 2 to Employment Contract dated as of February 8, 1996 (collectively, the Agreement), be and hereby is amended as follows:

      Section 1 and subsection 7(a) (iii) of the Agreement are replaced in their entireties with the following new section and subsection, respectively:

      1. Term.    The term of your employment shall continue
   until June 1, 1998 or any earlier effective date of termination pursuant to Paragraph 7 hereof (the "Term").

      7(a) (iii) FAMC may terminate your employment without "cause" at any time. Such termination shall become effective on June 1, 1998.

      As amended hereby, the Agreement remains in full force and effect.

Federal Agricultural Mortgage Corporation               Employee



By:   _____________________________
Title:  President